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EXHIBIT 5.1

FLEETWOOD ENTERPRISES, INC
3125 Myers Street
Riverside, California 92503

September 6, 2005

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503

  Re:
  Fleetwood Enterprises, Inc.
  Registration Statement on Form S-3 (File No. 333-            )

Ladies and Gentlemen:

        As Senior Vice President and General Counsel for Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), I am familiar with the registration statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on September 6, 2005, with respect to the offer and sale from time to time by the Company of up to $125,000,000 aggregate offering price of any of the following: (i) one or more series of the Company's debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities), (ii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants") and (v) rights to purchase Common Stock. The Debt Securities, Preferred Stock, Common Stock, Warrants and Rights are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For the purpose of rendering this opinion, I have made such factual and legal examinations as I deemed necessary under the circumstances, and in that connection I have examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion. I have obtained from officers of the Company such other certificates and assurances as I considered necessary for the purpose of this opinion.

        In my examination, I have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

        On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate action proposed to be taken by the Company referred to above (including without limitation the due reservation of the Preferred Stock and the Common Stock for issuance, the due authorization, approval and filing of the Certificate of Designations (as defined below), the due authorization, execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (the "Indenture"), the due establishment of the specific terms of the Debt Securities to be issued thereunder in accordance with the terms of the Indenture, the due authorization, execution and delivery of the Warrant Agreement(s) relating to the Warrants (the "Warrant Agreement"), the due authorization, execution and delivery of the Rights Agreement(s) relating to the Rights (the "Rights Agreement"), each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by current reports on Form 8-K), I am of the opinion that:

          1.     With respect to the Debt Securities, when the Debt Securities, in substantially the form contained in, as appropriate, the form of Senior Debt Securities Indenture, the form of Senior Subordinated Debt Securities Indenture or the form of Subordinated Debt Securities Indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the applicable Indenture, including receipt of the consideration set forth therein, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          2.     With respect to the Common Stock to be offered by the Company, assuming the consideration offered in exchange for the shares thereof is valid consideration under state law, when the Company receives consideration per share for the Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, such Common Stock will be validly issued, fully paid and non-assessable.

          3.     With respect to the Preferred Stock to be offered by the Company, assuming the consideration offered in exchange for the shares thereof is valid consideration under state law, when issued pursuant to the Certificate(s) of Designations pursuant to Section 151 of the Delaware General Corporation Law in materially the form to be filed as an exhibit to the Registration Statement (the "Certificate of Designations") and when the Company receives consideration per share for the Preferred Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, such Preferred Stock will be validly issued, fully paid and non-assessable.

          4.     With respect to the Warrants, when the Warrants or certificates representing Warrants have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and if necessary, the stockholders of the Company, and the applicable Warrant Agreement, upon payment of the consideration in such an amount as has been or may be determined by the Board of Directors of the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5.     With respect to the Rights, when the Rights or certificates representing Rights have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and if necessary, the stockholders of the Company, and the applicable Rights Agreement, upon payment of the consideration in such an amount as has been or may be determined by the Board of Directors of the Company, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

          A.    At or prior to the time of the delivery of any Security:

              (i)  the Board of Directors of the Company shall have duly established the terms of such Security, and the Board of Directors of the Company, and if necessary, the stockholders of the Company, shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Security in conformity with its certificate of incorporation and bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded;

             (ii)  the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

            (iii)  a prospectus supplement (a "Prospectus Supplement") will be prepared and duly filed with the Commission describing the offering of the Securities;

            (iv)  the terms of the Securities do not violate any applicable law, any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

             (v)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of the Securities;

            (vi)  with respect to the Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

           (vii)  in the case of an Indenture or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

          (viii)  in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized, executed and delivered and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

          B.    The opinions expressed in paragraphs 1, 4 and 5 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          C.    I render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. I am not admitted to practice law in any jurisdiction other than the State of California; however, I am generally familiar with the Delaware General Corporation law as currently in effect and have made such inquiries as I consider necessary to render the foregoing opinions. My opinions above are limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware, and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. To the extent that my opinions above involve matters of New York law, I have, with your permission, assumed that the applicable provisions of the New York law are identical to similar provisions as in effect in the State of California on the date hereof.

        You have informed me that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities (i) you will advise me in writing of the terms of the offering and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion, if any, as I may reasonably consider necessary or appropriate.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to me under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
FLEETWOOD ENTERPRISES, INC.
/s/ LEONARD J. MCGILL Leonard J. McGill Senior Vice President and General Counsel

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  EXHIBIT 5.1